                                                                   EXHIBIT 10.16



    THE SECURITY OR SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT, OR SUCH STATE LAW, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN ACCORDANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                            HEDSTROM HOLDINGS, INC.

                           PROMISSORY NOTE (SERIES A)

                                                              New York, New York
                                                                October 27, 1995

    HEDSTROM HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ARNOLD E. DITRI (the "Holder"), the amount, if any, which is the product of the Aggregate Earned Amount multiplied by the Holder's Percentage Interest, plus interest on the principal amount due of this Note as hereinafter provided in Section 2. The principal amount of this Note and all interest accrued and unpaid thereon shall be payable in full on April 30, 2002. Unless defined in Section 1 of this Note, capitalized terms used in this Note without definition shall have the respective meanings given them in the Stock Purchase Agreement, dated as of October 27, 1995, among the Company, Arnold E. Ditri, Alastair H. McKelvie, John H. Hurshman and the Purchasers named therein. This Note is one of the Earnout Notes A referred to in the Stock Purchase Agreement.

    1. Definitions. The following terms shall have the following respective meanings when used in this Note:

         The "Accelerated Value" shall mean (i) in the case of Section 4(a), the product of (A) the amount, if any, by which the Enterprise Value of the Company exceeds $78,500,000, subject to a maximum amount of $6,000,000, (reduced by any principal payments actually made pursuant to any Earnout Note A prior to the date upon which the Accelerated Value is calculated) multiplied by
(B) the Holder's Percentage Interest, and (ii) in the case of a Change-in-Control transaction of the type described in Section 4(c), the product of (a) the amount, if any, by which the Company's Equity Value (as defined in Section 4(c)) exceeds $32,500,000 (adjusted for any additional equity contributions made to, or equity securities sold by, the Company), subject to a maximum amount of $6,000,000 (reduced by any principal payments actually made pursuant to any Earnout Note A prior to the date upon which the Accelerated Value is calculated), and (b) the Holder's Percentage Interest.


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         The "Aggregate Earned Amount" shall be the sum of the 1996 Earned
Amount and the 1997 Earned Amount.

         The "1996 Earned Amount" shall be the lesser of: (i) the amount of $1.00 (One Dollar) for each $1.00 (One Dollar) by which Sales for Fiscal 1996 exceed $140,000,000, and (ii) the amount of $2.00 (Two Dollars) for each $1.00 (One Dollar) by which EBITDA for Fiscal 1996 exceeds $15,000,000; provided, that in no event shall the 1996 Earned Amount exceed $6,000,000.

         The "1997 Earned Amount" shall be the excess, if any, of (i) the lesser of: (A) the amount of $0.60 (60/100ths of Dollar) for each $1.00 (One Dollar) by which cumulative Sales for Fiscal 1996 and 1997 exceed $300,000,000, and (B) the amount of $1.20 (One and 20/100ths Dollars) for each $1.00 (One Dollar) by which cumulative EBITDA for Fiscal 1996 and 1997 exceeds $40,000,000, over (ii) the 1996 Earned Amount; provided, that in no event shall such amount, when added to the 1996 Earned Amount, exceed $6,000,000.

         A "Change in Control" shall be any of the following: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to Hicks, Muse, Tate & Furst Incorporated or any of their Affiliates, officers and directors (the "Permitted Holders"); or (ii) a majority of the Board of Directors of the Company shall consist of persons who are not Continuing Directors; (iii) the acquisition by any person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company, or
(iv) Hicks, Muse, Tate & Furst Equity Fund II, L.P. ("HMTF LP") or its Affiliates ceases to own 100% of the number of shares of the Company Common Stock (adjusted for stock splits, dividends, exchanges and similar transactions) that HMTF LP owned on the date hereof.

         "Continuing Director" means, as of the date of determination, any person who (i) was a member of the Board of Directors of the Company on the date hereof, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

         "Determined" shall have the meaning given it in Section 8(b).

         "Earned Amount" means that amount of the 1996 Earned Amount (if any) and that amount of the 1997 Earned Amount (if any) that has been Determined, or is subject to being Determined, under this Note.



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         "EBITDA" shall mean the Company's consolidated earnings before interest expense (net of interest income), income taxes, depreciation and amortization, determined for the fiscal year in question computed according to
Section 8.

         "Enterprise Value" shall be value of the Company and its Subsidiaries determined according to Section 5(b).

         "Event of Default" shall mean any of the events referred to in Section
6.

         "Fiscal" shall refer to the Company's fiscal year ending July 31.

         The "Holder's Percentage Interest" shall be 54.83%.

         "Refinancing" shall mean the modification, extension, renewal or replacement of the indebtedness incurred by the Company to finance the Merger.

         "Qualified CPA" shall mean the Pittsburgh office of Ernst & Young, LLP, or any successor firm.

         "Senior Loan Agreement" shall mean the Credit Agreement, dated as of October 27, 1995, among the Company, Hedstrom Corporation and Bankers Trust Company, as agent for the lenders named therein, as amended from time to time.

         "Sales" shall mean the Company's consolidated net sales, computed according to Section 8, determined for the fiscal year in question.

         2. Interest. Subject to the provisions of the next-to-last sentence of this Section 2, interest at the rate of ten percent (10%) per annum, computed on the basis of a 360-day year of twelve 30-day months, (a) shall be payable on the 1996 Earned Amount commencing August 1, 1996; and (b) shall be payable on the 1997 Earned Amount commencing August 1, 1997. The Company will pay interest hereunder quarterly in arrears to the Holder in accordance with
Section 11 on the last day of each October, January, April and July occurring thereafter until the Earned Amount shall have been paid in full. To the extent permitted by law, interest hereon which is not paid when due shall bear interest from the day when due until paid in full at a rate of twelve percent (12%) per annum. Notwithstanding any other provisions of this Note, interest paid or becoming due hereunder shall in no event be in an amount prohibited by applicable law.

         3. Subordination. This Note, and the obligations of the Company hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.



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         4.  Mandatory Prepayment After Determination. After the date on which any Earned Amount has been Determined, the Company shall be obligated to prepay this Note, together with accrued and unpaid interest thereon, as follows:

             (a) Whenever and to the extent that the provisions of the Senior Loan Agreement permit the payment of interest and principal hereon;

             (b) In full, whenever (i) the Company becomes a party to a Refinancing in which the holders of any equity securities of the Company directly or indirectly receive any proceeds of such Refinancing, or (ii) whenever the Company (A) declares or pays any dividend or makes any distribution on or in respect of its capital stock except (I) dividends or distributions payable in its capital stock or in options, warrants or other rights to purchase such capital stock, and (II) dividends or distributions payable to the Company or any of its Subsidiaries or (B) purchases, redeems, retires or otherwise acquires for value any of its capital stock (other than in exchange for its capital stock); provided, that the foregoing shall not include (x) payments by the Company to repurchase, capital stock or other securities of the Company from members of management or the board of directors of the Company or Hedstrom Corporation in an aggregate amount not to exceed $5,000,000; (v) payments to enable Company to redeem or repurchase stock purchase or similar rights granted by Company with respect to its capital stock in an aggregate amount not to exceed $500,000; and (z) payments, not to exceed $100,000 in the aggregate, to enable Company to make cash payments to holders of its capital stock in lieu of the issuance of fractional shares of its capital stock; or

             (c) In full, whenever any Event of Default shall occur and be continuing;

provided, that notwithstanding the above, the Company shall not be obligated to prepay this Note under the provisions of this Section until such time as the Subordinated Debt is no longer outstanding.

         5.  Mandatory Prepayments Prior to Determination.

             (a) Prior to the date on which the full Earned Amount has been Determined, the Company shall be obligated to pay the greater of any Earned Amount and the Accelerated Value of this Note, if any of the following occur:

                 (i) Whenever the Company becomes a party to a Refinancing in which the holders of any equity securities of the Company directly or indirectly, receive any proceeds of such Refinancing;

                 (ii) Whenever the Company (A) declares or pays, any dividend or makes any distribution on or in respect of its capital stock except (I) dividends or distributions payable in its capital stock or in options, warrants or other rights to purchase such capital stock, and (II) dividends or distributions payable to the



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         Company or a Subsidiary or (B) purchases, redeems retires or otherwise acquires for value any of its capital stock (other than in exchange for its capital stock); provided, that the foregoing shall not include
         (x) payments by the Company to repurchase, capital stock or other securities of the Company from members of management of the Company in an aggregate amount not to exceed $5,000,000; (y) payments to enable the Company to redeem or repurchase stock purchase or similar rights granted by the Company with respect to its capital stock in an aggregate amount not to exceed $500,000; and (z) payments, not to exceed $100,000 in the aggregate, to enable the Company to make cash payments to holders of its capital stock in lieu of the issuance of fractional shares of its capital stock; or

                 (iii) Whenever any Event of Default shall occur and be continuing;

provided, that notwithstanding the above, the Company shall not be obligated to prepay this Note under the provisions of this Section until such time as the Subordinated Debt is no longer outstanding.

         (b) Except as set forth in Section 5(c), the Accelerated Value of their Note shall be calculated based upon the Enterprise Value of the Company determined as follows:

             (i) The Enterprise Value of the Company shall be determined as of the last day of the month of the event referred to in Section 5(a) (the "Valuation Date"). The Enterprise Value of the Company shall be the amount which is five times EBITDA for the twelve-month period ending on the Valuation Date; and

             (ii) The EBITDA used to calculate the Enterprise Value of the Company shall be determined by mutual agreement of the Company and the Holder Representative (as defined below) within 20 days of the Valuation Date, failing which the EBITDA used to calculate the Enterprise Value shall be determined by the Qualified CPA. All expenses incurred with respect to the determination of the EBITDA used to calculate the Enterprise Value shall be paid by the Company.

         (c) Notwithstanding the foregoing clause (b), if a Change in Control occurs Prior to Determination and HMTF LP owns less than 50% of the Company Common Stock in connection therewith, the valuation procedure set forth in clause (b)(ii) above based on EBITDA shall not apply, and in lieu thereof the Company's Equity Value shall equal the Purchase price paid per share for each share of the Company Common Stock multiplied by the number of shares of the Company Common Stock issued and outstanding on a fully diluted basis on the date of such Change in Control. If the consideration paid in such



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Change in Control transaction is other than cash, then such consideration shall be valued at its fair market value by an investment banker retained by the Company for such purpose at the Company's expense.

         (d) As used herein, the "Holder Representative" shall mean Alan Plotkin, Esq., until such time as Mr. Plotkin shall decease or resign and, following either such event, such other person as shall be appointed by the Sellers acting unanimously, provided that the rights of the Holder Representative under this Note shall not be exercisable by any person other than the Holder Representative validly appointed under these provisions. The Holder Representative shall have the authority to take such actions and exercise such discretion as are required of the Holder Representative pursuant to the terms of this Note (and any such actions shall be binding on the Holder).

         6. Events of Default. It shall constitute an Event of Default under this Note if any one or more of the following events shall occur for any reason:

             (a) The Company or any of its Subsidiaries shall fail to perform or observe any term, covenant or condition on its part to be performed or observed under this Note and such failure shall continue for 30 days after written notice thereof is given to the Company, other than the due and punctual payment of this Note at its maturity, as to which no notice shall be required to be given and the Company shall have no right to cure any such default;

             (b) The Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors, or any procedure shall be instituted by the Company or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, adjustment, protection, relief or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official or for any substantial part of its property or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (b);

             (c) A court of competent jurisdiction shall enter a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under any bankruptcy law which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (ii) appoint a custodian of the Company or any of its Subsidiaries or for any of their respective property or (iii) order the winding-up or liquidation of the affairs of the Company or any of its Subsidiaries, and such judgment, decree or order shall remain unstayed and in effect for 60 consecutive days; or any bankruptcy or insolvency, petition, application or proceeding is commenced against the Company or any of its Subsidiaries, and such petition,



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
         application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any portion of the property of the Company or any of its Subsidiaries which is not released within 60 days of service;

             (d) The Company or any of its Subsidiaries shall (i) default in the payment of any debt or other financial obligation (other than the Earnout Notes B) having a principal amount of at least $7,500,000 (ii) default in the performance or observance of any term, covenant or condition on its part to be performed or observed under any other Earnout Note A, under any Earnout Note B or under any Subordinated Note, and any such default has resulted in the acceleration thereof, and such default shall not have been cured and such acceleration rescinded after a 20-day grace period; and

             (e) A Change in Control shall have occurred.

         7.  Covenants of the Company.

             (a) Until this Note shall have been paid in full the Company shall:

                 (i) deliver to the Holder Representative (i) within 105 days of the end of each fiscal year, a copy of the Company's consolidated and consolidating balance sheet, statements of operations, stockholders' equity and cash flows, certified to by the Company's independent firm of public accountants, (ii) within 30 days after the end of each month an unaudited consolidated and consolidating balance sheet of the Company at the end of such month and unaudited consolidated and consolidating statements of operations and cash flows of the Company for the month then ended, together with a comparison to such information for the prior year's month then ended and (iii) such other information or reports as the Holder Representative may reasonably request from time to time; and

                 (ii) promptly upon learning of the same, notify the Holder Representative of any event which constitutes, or which with notice or lapse of time, or both, would constitute, an Event of Default.

             (b) Until this Note shall have been paid in full the Company will not enter into any agreements with, on behalf of, or granting credit support to, an Affiliate of the Company, except on an arms' length basis; provided, that any such transaction shall be conclusively deemed to be on terms which are on an arms' length basis if a majority of the Company's board of directors (including a majority of the Company's directors who are not Affiliates of HMTF LP, if any) have approved the transaction; and, provided, further, that if such transaction shall involve more than $5,000,000, in addition to the approval of the board of directors, the Company shall obtain the report of an independent investment banker stating that the transaction has been priced at fair market value.



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         8.  Determination of the Earned Amounts.

             (a) Not later than November 15 of fiscal years 1996 and 1997, the Company shall furnish the Holder Representative a statement (the "Post-Closing Statements") setting forth the Company's computation of Sales and EBITDA for each of such years (and in the case of 1997, cumulative amounts for 1996 and 1997), as determined in accordance with GAAP applied in a manner consistent with the Financial Statements.

             (b) Within 30 days after the delivery of each Post-Closing Statement to the Holder Representative, the Holder Representative shall on behalf of the Holder either accept the amount of Sales and EBITDA as reflected on the Post-Closing Statement as correct or object to the Sales and EBITDA specifying in reasonable detail in writing the nature of its objection(s). If the Holder Representative does not object to the Sales or EBITDA within said 30-day period, the Holder Representative shall be deemed to have accepted on behalf of the Holder the Sales or EBITDA. In the event the Holder Representative objects to Sales or EBITDA, then, during a 15-day period subsequent to the receipt by the Company of notice of the Holder Representative's objections, the Company and the Holder Representative shall attempt in good faith to resolve the differences respecting such disputed amounts. If the Company and the Holder are unable to resolve their differences within said 15-day period, the parties agree that the matter shall be submitted to the Qualified CPA to determine the Sales and EBITDA pursuant to this Section and whose determination shall be final and binding upon the parties. The costs and expenses of the Qualified CPA shall be borne equally by the Company and all holders of Earnout Notes A. During the period from the date of delivery of the Post-Closing Statement to the Holder Representative through the date of resolution of any dispute regarding the Sales and EBITDA as contemplated by this Section, the Company shall provide the Holder Representative and its agents and representatives reasonable access to the books, records, facilities and employees of the Company for purposes relevant to the review of such Post-Closing Statement and the resolution of any related dispute. For all purposes of the Agreements, any Earned Amount shall have been "Determined" if (i) the Post-Closing Statement setting forth the Computation of the Sales and EBITDA have not been objected to by the Holder Representative within the 30-day period as aforesaid, (ii) the Holder Representative and the Company shall have resolved their differences with respect to such amounts, or (iii) the Qualified CPA has, if necessary, issued its determination of the dispute.

             (c) In determining the Earned Amount, the Company shall compute EBITDA in accordance with GAAP and, in addition, in compliance with the following (to the extent deducted in calculating the net earnings):

                 (A) by adding back all management or similar fees paid or
             payable to any Affiliate of Hicks, Muse, Tate & Furst Incorporated which have been paid or accrued by the Company;




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
                 (B) without deduction of any acquisition expenses (including without limitation legal, accounting and valuation fees), as well as commitment fees or other fees and expenses paid to any lender who finances the transactions contemplated by the Stock Purchase Agreement, and by adding back or subtracting, as the case shall be, all noncash expenses or credits arising solely from purchase accounting adjustments made as a result of the transactions referred to in the recitals to this Agreement and the financing of such transactions;

                 (C) by adding back any accruals in respect of the requirements of any defined benefit plan which the Company may adopt pursuant to statutory requirements applicable to members of a controlled group; and

                 (D) without deduction for any amounts due or paid to the
             Participants of the EA Plan in connection with the transactions contemplated by the Stock Purchase Agreement.

         9. Termination. The terms and provisions of this Note shall terminate upon the earliest to occur of (a) if no Earned Amount shall have been Determined pursuant to the procedures set forth in Section 8, at such time; (b) if an Earned Amount is Determined pursuant to such procedures, upon full payment of such Earned Amount together with accrued interest thereon; and (c) if the Accelerated Value is determined pursuant to Section 5, upon full payment of such Accelerated Value together with accrued interest thereon.

         10. Acquisitions, Dispositions, etc. In the event that the Company makes any investment (by way of contributions to capital, acquisitions of assets, stock, securities or otherwise) in any other person or disposes of any assets, the Company's Board of Directors shall, in good faith, make appropriate adjustments to the provisions of this Note, including the definitions of 1996 Earned Amount and 1997 Earned Amount so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto.

         11. Method of Payment. Both principal and interest hereon are payable in legal tender of the United States by wire transfer to the following account maintained by the Holder Representative pursuant to the Participants' Payment and Indemnification Agreement, dated the date hereof, among the Company, the Existing Stockholders and the Participants named therein: Account No. 921500696065 at Chemical Bank, 488 Madison Avenue, New York, New York, ABA No.021000128, or at such other account as shall be designated by the Holder Representative. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable during such extension.



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         12. Waiver of Presentment. Except as otherwise expressly provided herein, the parties hereto waive presentment for payment, notice of nonpayment, demand, protest, notice of protest, notice of dishonor and diligence in enforcing payment.

         13. Costs of Collection. In the event of default under this Note, the Holder Representative shall have all rights and remedies provided at law and equity. All costs and expenses of collection, including attorneys' fees, shall be added to and become part of the principal of this Note and shall be collectable as part of such principal and interest shall be payable thereon as set forth above.

         14. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles.

         15. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. Unless otherwise stated, all references to Sections shall be to the Sections of this Note.

         16. Amendment Without Consent of Holders. The Company and the Holder Representative may from time to time and at any time amend the terms of this Note to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or to make such other provisions in regard to matters or questions arising under this Note as the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holders.

         17. Amendments with Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Earnout Notes A at the time outstanding, the Company and the Holder Representative may, from time to time and at any time, enter into an amendment or supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note or modifying in any manner the rights of the Holders of the Notes; provided, that no such supplement or amendment shall extend the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof.

         18. Right of Setoff. Notwithstanding any other provision of this Note to the contrary, the Company shall have the right to set off against the Aggregate Earned Amount as permitted under, and in accordance with the terms and conditions of, Article X of the Stock Purchase Agreement.

         19. Restriction on Transfer. In addition to any other applicable restrictions on the transfer of this Note, whether pursuant to federal or state securities laws or otherwise, this Note and any interest herein shall not (without the consent of the Company) be sold, transferred, assigned, pledged, or hypothecated by the Holder (other than by the laws of descent and distribution). Any such sale, transfer, assignment, pledge or hypothecation in violation hereof shall be null and void.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered on its behalf by its duly authorized officers to be dated as of the day and year first above written.



                                     HEDSTROM HOLDINGS, INC.

                                     By: /s/ ARNOLD E. DITRI
                                         ---------------------------------
                                          Name:   Arnold E. Ditri
                                          Title:  President

[Corporate Seal]

ATTEST:

/s/ [ILLEGIBLE]
-------------------
Secretary

                                ANNEX A TO NOTE

         Section 1.01. Subordination of Liabilities. HEDSTROM HOLDINGS, Inc. (the "Payor"), for itself, its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and an other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as defined in Section 1.07) in cash. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

         Section 1.02. Payor Not to Make Payments with Respect to Note in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as deemed in Section 1.07) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full, in cash, or such payment duly provided for in cash in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Payor may not, directly or indirectly, make any payment of any principal of, and interest on, or any other amount owing in respect of, the Note and may not acquire all or any part of the Note for cash or property until all Senior Indebtedness has been paid in full in cash if any Event of Default (as defined below), or event which with notice or lapse of time or both would constitute an Event of Default in respect of any Senior Indebtedness is then in existence. Each holder of the Note hereby agrees that, so long as an Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the term "Event of Default" shall mean any Event of Default, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with to any Senior Indebtedness.

    (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note, at a time when payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may

                                                                 ANNEX A TO NOTE
                                                                          Page 2

have been issued, as their interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior indebtness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

         Section 1.03. Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor. Upon any distribution of assets of Payor upon any dissolution, winding up, liquidation or reorganization of Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, postpetition interest) before the holder of the Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Note;

         (b) any payment or distributions of assets of Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash, or effective provision made for its payment in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements

                                                                 ANNEX A TO NOTE
                                                                          Page 3

         pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, if such notice is not given, Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

         Section 1.04. Subrogation, Subject to the prior payment in full of all Senior Indebtedness in cash, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Section 1.05. Obligation of Payor Unconditional, Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Payor and the holder of the Note, the obligation of Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of an interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Payor received upon the exercise of any such remedy. Upon any distribution of assets of Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness

                                                                 ANNEX A TO NOTE
                                                                          Page 4

and other indebtedness of Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

         Section 1.06. Subordination Rights not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

         Section 1.07. Definitions. As used in this Annex, the terms set forth below shall have the respective meanings provided below:

         "Borrower" shall mean Hedstrom Corporation, and its successors and permitted assigns.

         "Credit Agreement" shall mean the Credit Agreement, dated as of October 27, 1995, among Holdings, the Borrower, the lending institutions from time to time party thereto (the "Banks"), and Bankers Trust Company, as Agent (the "Agent"); as the same may be amended, modified, extended, renewed, restated, supplemented, restructured or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including but not limited to the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower and whose obligations are guaranteed by the Borrower thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements; provided that with respect to any agreement providing for the refinancing of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced shall be paid in full at the time of such refinancing, and all commitments and

                                                                 ANNEX A TO NOTE
                                                                          Page 5

letters of credit issued pursuant to the refinanced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing indebtedness being treated, along with their indebtedness, as indebtedness pursuant to the Credit Agreement, (ii) the refinancing indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding) and (iii) a notice to the effect that the refinancing indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Agent.

         "Credit Documents" shall have the meaning provided in the Credit Agreement.

         "Holdings" shall mean Hedstrom Holdings, Inc., and its successors and permitted assigns.

         "Interest Rate Protection Agreement" shall have the meaning provided in the Credit Agreement.

         "Obligation" shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

         "Other Creditors" shall mean each of Bankers Trust Company, in its individual capacity, the Banks party from time to time to the Credit Agreement, and their affiliates and their respective subsequent assigns, if any, and any other institution which participates with Bankers Trust Company, such Banks or affiliates in the extension of Interest Rate Protection Agreements or Other Hedging Agreements and their subsequent assigns, if any, in all such cases in their capacity as creditors with respect to Interest Rate Protection Agreements or other Hedging Agreements.

         "Other Hedging Agreements" shall have the meaning provided in the Credit Agreement.

         "Required Banks" shall have the meaning provided in the Credit
Agreement,

         "Senior Indebtedness" shall mean all Obligations of (i) Holdings, the Borrower and/or any of their Subsidiaries under the Credit Agreement and the other Credit Documents and any renewal, extension, restatement, refinancing or refunding thereof; and

                                                                 ANNEX A TO NOTE
                                                                          Page 6

(ii) Holdings, the Borrower and/or any of their Subsidiaries in respect of all Interest Rate Protection Agreements or Other Hedging Agreements with Other Creditors.

         "Subsidiaries" shall have the meaning provided in the Credit Agreement.

         Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by Payor or any other Person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Payor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.